Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 31, 2000, accompanying the consolidated financial statements included in the Annual Report of G-III Apparel Group, Ltd. on Form 10-K for the year ended January 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of G-III Apparel Group, Ltd. on Form S-8 (Registration Nos. 333-45460; 333-45461; 333-81066; 333-51765; and 333-80927) and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

New York, New York
April 28, 2000